                            G-III APPAREL GROUP, LTD.

                                  For:  G-III Apparel Group, Ltd.

                                        Contact: Investor Relations
                                        James Palczynski
                                        (203) 222-9013

..                                       G-III Apparel Group, Ltd.
                                        Wayne S. Miller, Chief Financial Officer
                                        (212) 403-0500

               G-III APPAREL GROUP, LTD. ANNOUNCES FOURTH QUARTER
                        AND FULL-YEAR FISCAL 2005 RESULTS

         New York, New York - March 17, 2005 -- G-III Apparel Group, Ltd.
(NASDAQ: GIII) today announced operating results for the three and twelve-month periods ended January 31, 2005.

         For the twelve-month period ended January 31, 2005, net sales decreased to $214.3 million from $225.1 million last year. The Company reported net income of $703,000, or $0.09 per diluted share, for the twelve months ended January 31,
2005 compared to net income of $8.4 million, or $1.14 per diluted share, last year.

         For the three-month period ended January 31, 2005, net sales increased to $38.4 million from $34.7 million during the same period last year. The
Company reported a net loss of $2.7 million, or ($0.37) per share, for the three-month period, compared to a net loss of $3.1 million, or ($0.44) per share, during the same period last year.

         For the full year, gross profit percentage decreased to 24.6% from
27.9% in the prior year due primarily to lower full-priced sales of fashion sports apparel and lower commission fee income. Gross profit as a percentage of net sales during the fourth quarter increased to 16.5% from 13.5% in the fourth quarter of last year due to lower off-price sales in this year's quarter compared to last year.

         Morris Goldfarb, Chairman and Chief Executive Officer said, "This past year in outerwear was difficult as the fall selling season was disappointing for retailers. Due to early lackluster retail sales, the retail environment became highly promotional causing us to sell more goods at off price and to provide higher levels of allowances than was anticipated. This was coupled with a significant decline in full price volume in our fashion sports area. In response to these factors, we have reduced our head count and

focused our efforts on our stronger businesses. Our core sports business is off to a strong start this year. New initiatives we have undertaken in non-leather outerwear have demonstrated early traction in both the men's and women's area.
We are pleased to take over the Kenneth Cole men's outerwear business and now have the license for Izod men's and women's outerwear as well. In addition, we just recently signed a license to launch a collection of young contemporary women's outerwear under Beyonce and Tina Knowles' House of Dereon brand. Each of these is a fine addition to an already compelling collection of branded outerwear and should benefit us as the year progresses."

         Mr. Goldfarb concluded, "We expect to see improved results from our business in the next fiscal year. We have worked hard at rationalizing our personnel throughout the world, and expect to improve sales and profitability in key lines of business as we go forward. We believe that the market will remain challenging and we will plan our business accordingly. Nonetheless, we are cautiously optimistic about the year ahead and believe that this upcoming fiscal year will mark a clear return to growth and increased profitability."

ABOUT G-III APPAREL GROUP, LTD.

         G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, our own labels and private labels. The Company has fashion licenses with Kenneth Cole, Nine West, Cole
Haan, Jones Apparel, Sean John, Cece Cord, Izod, House of Dereon, Bill Blass and
James Dean and sports licenses with the National Football League, National
Basketball Association, Major League Baseball, National Hockey League,
Louisville Slugger, NASCAR, World Poker Tour and more than 60 universities nationwide. Company-owned labels include, among others, Black Rivet, Colebrook and Siena Studio.

         Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors include, but are not limited to, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, seasonally, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, general economic conditions, as well as other risks detailed in the
Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this release.

                   G-III APPAREL GROUP, LTD. AND SUBSIDIARIES
                                  (NASDAQ:GIII)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (in thousands, except share and per share amounts)
                                   (Unaudited)

                                                                Three Months Ended                    Twelve Months Ended
                                                           1/31/05             1/31/04*            1/31/05          1/31/04*
                                                           -------             --------            -------          --------

Net sales                                              $        38,400      $        34,743    $     214,278     $     225,061
Cost of sales                                                   32,063               30,045          161,534           162,229
                                                      ----------------     ----------------     ------------      ------------
Gross profit                                                     6,337                4,698           52,744            62,832
Selling, general and administrative
  expenses                                                      10,739               10,891           48,796            48,039
Costs associated with write off of
  joint venture
                                                                                                         882
                                                      ----------------     ----------------     ------------      ------------
Operating profit (loss)                                         (4,402)              (6,193)           3,066            14,793
Interest and financing charges, net                                265                  318            1,086             1,179
                                                      ----------------     ----------------    -------------     -------------
Income (loss) before income taxes                               (4,667)              (6,511)           1,980            13,614
Income tax expense (benefit)                                    (1,961)              (3,416)           1,277             5,238
                                                      ----------------     ----------------    -------------     -------------
Net income (loss)                                     $         (2,706)     $        (3,095)   $         703     $       8,376
                                                      ================     ================      ===========     =============
Income (loss) per common share:
   Basic                                              $          (0.37)     $         (0.44)   $        0.10     $        1.21
                                                      ================     ================    ==============    =============
   Diluted                                            $          (0.37)     $         (0.44)   $        0.09     $        1.14
                                                      ================     ================    ==============    =============

*   Certain amounts in the prior year have been reclassified to conform to the current year presentation.

Weighted average shares outstanding:
    Basic                                                    7,255,000            6,990,000        7,182,000         6,912,000
    Diluted                                                  7,255,000            6,990,000        7,528,000         7,348,000

BALANCE SHEET DATA (IN THOUSANDS):                                                             At Jan. 31,         At Jan. 31,
                                                                                               -----------         -----------
                                                                                                  2005                2004
                                                                                                  ----                ----

    Cash                                                                                        $ 16,574            $ 16,072
    Working  Capital                                                                              59,870              57,388
    Inventory                                                                                     24,108              28,361
    Total Assets                                                                                  80,594              80,696

    Total Shareholders' Equity                                                                  $ 66,932            $ 65,272

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